                                 AMENDMENT NO. 5
                             to the Ven 7, 8, 17, 18
          Variable Annuity Reinsurance Agreement Effective July 1, 1995

                                     between

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                (hereinafter referred to as Connecticut General)

                                       and

            THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA
                        (hereinafter referred to as MNA)



It is agreed by the two companies to amend the Agreement effective July 1, 1998 as follows:


1. ARTICLE V entitled REINSURANCE PREMIUMS shall be amended as follows:

          8. ANNUAL RATCHET DEATH BENEFIT (Ven 7, 8, 17, 18) - Effective for new business written on and after July 1, 1998, the reinsurance premiums for the Annual Ratchet death benefit shall be calculated as a fund/exposure based charge with the actual death benefit exposure for annuitants calculated. A table of quarterly reinsurance rates as identified in Schedule D shall be applied to the exposure to determine the reinsurance premium. The actual quarterly premium is then subject to a minimum or maximum determined as basis points (bps) of Contract Value. Fund based charges, expressed as an annual rate are shown below:

         --------------------------------- --------------------------------------------------------------------------
                   Reinsurance                        Issue Age Less than 81, with an Attained Age 0-69.
                    Coverage                      (Issue Age Less than 85 for Contracts beginning with 207.)
         --------------------------------- --------------------------------------------------------------------------
                                                Minimum          Minimum            Maximum             Maximum
                                                 Annual         Quarterly            Annual            Quarterly
         --------------------------------- ------------------ ----------------- ------------------ ------------------
          July 1, 1998 to June 30, 1999         3.4 bps           .000085           10.8 bps            .000270
         --------------------------------- ------------------ ----------------- ------------------ ------------------
          July 1, 1999 to June 30, 2000         4.2 bps           .000105           10.8 bps            .000270
         --------------------------------- ------------------ ----------------- ------------------ ------------------
            On and after July 1, 2000           4.8 bps           .000120           10.8 bps            .000270
         --------------------------------- ------------------ ----------------- ------------------ ------------------

--------------------------------------------------------------------------------
The Manufacturers Life Insurance
  Company of North America
Ven 7, 8, 17, 18 Treaty Effective July 1, 1995
Amendment No. 5 Effective July 1, 1998



         --------------------------------- --------------------------------------------------------------------------
                   Reinsurance                        Issue Age Less than 81, with an Attained Age 70+
                    Coverage                      (Issue Age Less than 85 for Contracts beginning with 207.)
         --------------------------------- ------------------ ----------------- ------------------ ------------------
                                               Minimum           Minimum           Maximum             Maximum
                                                Annual          Quarterly           Annual            Quarterly
         --------------------------------- ------------------ ----------------- ------------------ ------------------
          July 1, 1998 to June 30, 1999        12.4 bps           .000310           25.0 bps            .000625
         --------------------------------- ------------------ ----------------- ------------------ ------------------
          July 1, 1999 to June 30, 2000        13.4 bps           .000335           25.0 bps            .000625
         --------------------------------- ------------------ ----------------- ------------------ ------------------
            On and after July 1, 2000          14.4 bps           .000360           25.0 bps            .000625
         --------------------------------- ------------------ ----------------- ------------------ ------------------

            9. Effective for new contracts sold on and after July 1, 1998, should Premium for reinsurance exceed five million dollars ($5,000,000) in any reinsurance contract year, Connecticut General reserves the right to modify the reinsurance rates set forth herein. Notwithstanding any other provisions, any change in reinsurance rates shall be effective on the same date that MNA's Premium exceeds the limits defined herein. Contracts issued in the states of Maryland and Oregon with the Annual Ratchet Death Benefit option shall be excluded from this calculation.

2. Paragraph A of ARTICLE XVIII entitled EFFECTIVE DATE, TERM AND TERMINATION shall be amended as follows:

           A. The effective date of this Agreement is July 1, 1995. This Agreement is hereby extended for a three year period and shall remain effective for all annuity contracts subject to this Agreement written by MNA through June 30, 2001, unless terminated pursuant to the paragraphs listed below:

3. The attached Schedule B shall be revised and substituted for the corresponding Schedule B of the agreement.


All other terms and conditions of this Agreement, as amended, shall remain unchanged and in full force and effect.

In witness whereof, this Amendment is signed in duplicate on the dates indicated at the home office of each company.


CONNECTICUT GENERAL LIFE            THE MANUFACTURERS LIFE INSURANCE
INSURANCE COMPANY                   COMPANY OF NORTH AMERICA

By: _____________________________     By: ________________________________

Date: ____________________________    Date:  ______________________________


--------------------------------------------------------------------------------
The Manufacturers Life Insurance
  Company of North America
Ven 7, 8, 17, 18 Treaty Effective July 1, 1995
Amendment No. 5 Effective July 1, 1998

                                   SCHEDULE B
                                   ----------

            Contracts and Funds Subject to this Reinsurance Agreement

Form Number*                                                  Date
------------                                                  ----
VENTURE                                                       April 5, 1987

All contracts beginning with FORM NUMBER 207, except; exclude Form 207-VFA-NY; include FORM VFA-MN; include all certificates beginning with FORM VFA-CERT

All contracts beginning with FORM NUMBER 207, which have FORM ENDORSEMENT.005 attached, except; exclude Form 207-VFA-NY; include contracts issued in Montana which use FORM ENDORSEMENT.005.94

All contracts beginning with FORM VFA-MN with FORM ENDORSEMENT.005 attached All certificates beginning with FORM VFA-CERT with FORM ENDORSEMENT.007

                               Policy Description
                               ------------------

Flexible Purchase Payment Individual Deferred Combination Fixed and Variable Annuity Contract Non-Participating

*Includes All State Variations, including MRP 20, 21, 22, 23, 25, 26; except as noted.

Fund Date                                  Fund Description
---------                                  ----------------
FIXED FUNDS:
         May 1, 1995                       One Year, Three Year, Six Year

VARIABLE FUNDS:
J.P. Morgan Investment Management Inc.
         January 9, 1995                   International Growth & Income Trust
Salomon Brothers Asset Management Inc.
         May 1, 1998                       U.S. Government Securities Trust
         February 19, 1993                 Strategic Bond Trust
Wellington Management Company
         April 23, 1991                    Growth & Income Trust
         June 18, 1985                     Investment Quality Bond Trust
         June 18, 1985                     Money Market Trust


--------------------------------------------------------------------------------
The Manufacturers Life Insurance
  Company of North America
Ven 7, 8, 17, 18 Treaty Effective July 1, 1995
Amendment No. 5 Effective July 1, 1998

                                   SCHEDULE B
                                   ----------

      Contracts and Funds Subject to this Reinsurance Agreement (Continued)

Fund Date                                            Fund Description
---------                                            -----------------

VARIABLE FUNDS:
Fidelity Management Trust Company
         June 18, 1985                      Equity Trust
         August 3, 1989                     Conservative Asset Allocation Trust
         August 3, 1989                     Moderate Asset Allocation Trust
         August 3, 1989                     Aggressive Asset Allocation Trust
Oechsle International Advisors, L.P.
         March 18, 1988                     Global Equity Trust
         March 18, 1988                     Global Government Bond Trust
Founders Asset Management, Inc.
         March 4, 1996                      International Small Cap Trust
         March 4, 1996                      Small/Mid Cap Trust
         January 1, 1997                    Worldwide Growth Trust
         January 1, 1997                    Balanced Trust
Fred Alger Management, Inc.
         July 15, 1996                      Growth Trust
Manufacturers Adviser Corporation
         October 4, 1994                    Pacific Rim Emerging Markets Trust
         October 4, 1994                    Quantitative Equity Trust
         April 30, 1987                     Real Estate Securities Trust
         June 26, 1984                      Capital Growth Bond Trust
         January 1, 1997                    Lifestyle Conservative 280 Trust
         January 1, 1997                    Lifestyle Moderate 460 Trust
         January 1, 1997                    Lifestyle Balanced 640 Trust
         January 1, 1997                    Lifestyle Growth 820 Trust
         January 1, 1997                    Lifestyle Aggressive 1000 Trust
T. Rowe Price Associates, Inc.
         December 11, 1992                  Blue Chip Growth Trust
         January 1, 1997                    Science & Technology Trust
         February 9, 1993                   Equity-Income Trust (formerly
                                            Goldman Sachs Asset Management,
                                            Value Equity Trust
Warburg, Pincus Counsellors, Inc.
                      January 1, 1997         Emerging Growth Trust


--------------------------------------------------------------------------------
The Manufacturers Life Insurance
  Company of North America
Ven 7, 8, 17, 18 Treaty Effective July 1, 1995
Amendment No. 5 Effective July 1, 1998

                                   SCHEDULE B
                                   ----------

      Contracts and Funds Subject to this Reinsurance Agreement (Continued)

Fund Date                                            Fund Description
---------                                            ----------------
VARIABLE FUNDS:
Pilgrim Baxter & Associates, Ltd.
         January 1, 1997                             Pilgrim Baxter Growth Trust
Rowe Price-Fleming International, Inc.
         January 1, 1997                             International Stock Trust
Miller Anderson & Sherrerd, LLP
         January 1, 1997                             Value Trust
         January 1, 1997                             High Yield Trust
Rosenberg
         October 1, 1997                             Small Company Value



--------------------------------------------------------------------------------
The Manufacturers Life Insurance
  Company of North America
Ven 7, 8, 17, 18 Treaty Effective July 1, 1995
Amendment No. 5 Effective July 1, 1998